SIERCHIO & COMPANY, LLP
                                    ATTORNEYS
                        150 East 58th Street, 25th Floor
                            New York, New York 10155
                  PHONE (212) 446-9500 - TELEFAX (212) 446-9504



                                                              May 14, 2001


Amici Ventures, Inc.
770 King Street
Rye Brook, New York 10573


         Re:      Amici Ventures, Inc.
                  Registration Statement on Form SB-2

Dear Sir or Madam:

         We have acted as counsel for Amici Ventures, Inc., a corporation existing under the laws of the State of New York (the "Company") in connection with the preparation and filing of a registration statement on Form SB-2 (the "Registration Statement") relating to the registration and the offer and sale by the Company of 2,000,000 of the Company's shares of common stock, $0.001 par value (the "Common Shares").

         In this connection, we have examined such documents, corporate records, officers' certificates and other instruments as we have deemed necessary or appropriate for purposes of this opinion, including, but not limited to, (i) the Company's Certificate of Incorporation and Bylaws, and (ii) the Registration Statement. We have assumed the legal capacity to sign and the genuineness of all signatures of all persons executing instruments or documents examined or relied upon by us and have assumed the conformity with the original documents of all documents examined by us as copies of such documents.

         Based upon and subject to the foregoing, we are of the opinion that when offered and sold as described in the Registration Statement, the Common Shares will be validly issued, fully paid and non-assessable.


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                             SIERCHIO & COMPANY, LLP


         We are members of the bar of the States of New York and New Jersey and do not hold ourselves out as being conversant with the laws of any jurisdiction other than those of the United States of America and the State of New York.

         We hereby consent to the reference to this firm under the caption "Interests of Named Experts and Counsel" in the Prospectus and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby concede that we are within the category of persons whose consent is required under the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                Very truly yours

                                Sierchio & Company, LLP


                                By:     /s/ Joseph Sierchio
                                       ----------------------
                                         Joseph Sierchio

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